                        CASCADE NATURAL GAS CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 27, 2000

                            ------------------------

TO THE HOLDERS OF COMMON STOCK OF
CASCADE NATURAL GAS CORPORATION:

    The Annual Meeting of Shareholders of Cascade Natural Gas Corporation will take place at the offices of the Company located at 230 Fairview Avenue North, Seattle, Washington 98109, on Thursday, January 27, 2000, at 1:30 p.m. for the following purposes:

    1. Elect directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

    2. Transact other business as may properly come before the meeting or any adjournments of the meeting.

    The close of business on November 24, 1999 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

    Holders of the Common Stock of the Company are entitled to vote upon all the matters set forth in this notice.

                                          By Order of the Board of Directors

                                          LARRY C. ROSOK
                                          CORPORATE SECRETARY

Seattle, Washington
December 3, 1999

IMPORTANT

TO ASSURE THAT A QUORUM IS PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE ACCOMPANYING POSTAGE PREPAID AND ADDRESSED ENVELOPE.

                        CASCADE NATURAL GAS CORPORATION
                  222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

             TO THE SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Thursday, January 27, 2000, for the purposes set forth in the accompanying Notice of Annual Meeting, and will be mailed on or about December 15, 1999.

    A form of proxy is enclosed for use at the meeting. A Shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by delivering written notice of revocation to Larry C. Rosok, Corporate Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, or by filing a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

    The persons named in the accompanying proxy card will vote as instructed on the proxy card or, if no instructions are marked on the proxy card, as set forth below with respect to the election of directors, and in their discretion as to other items of business which may come before the meeting.

    On November 24, 1999, the Company had 11,045,095 outstanding shares of $1 par value Common Stock ("Common Stock"). Each holder of record of Common Stock ("Shareholder") at the close of business on November 24, 1999, is entitled to one vote for each share then held and to cumulate votes in the election of directors. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting.

                             ELECTION OF DIRECTORS

    Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor is elected and qualified. The nominees elected will be those receiving the largest number of votes cast by all shares entitled to vote in the election, up to the number of directors to be elected. All of the nominees listed below presently are serving as directors and were elected at the 1999 Annual Meeting by over 98% of the shares present and voting at the meeting. In the event any of the nominees becomes unable to serve, the proxy holders may vote for substitute nominees in their discretion. No circumstances are presently known which would cause any nominee to become unavailable.

    The right to cumulate votes in an election of directors entitles a Shareholder to as many votes as he or she has shares, multiplied by the number of directors to be elected (in this case, nine). The Shareholder's total number of votes may then be allocated among the nominees in any way he or she decides, including casting all the votes for one nominee. If a Shareholder wishes to cumulate his or her votes, the proxy card should be marked in any way that the Shareholder desires in order to (i) indicate clearly that the Shareholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a Shareholder may write next to the name of each nominee for whom the Shareholder desires to cast votes, the number of votes to be cast for such nominee. The exercise of cumulative voting rights is not subject to any conditions.

    Unless the Shareholder instructs otherwise on the proxy card, proxies will be voted in such a manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed

Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the Shareholder), including not casting any votes for one or more nominees.

    The age, principal occupation, business experience and other information furnished by each nominee and the year in which he or she first became a director is set forth below.

CARL BURNHAM, JR. Director since 1990
Attorney at Law
Yturri Rose LLP

    Mr. Burnham, 60, is an attorney and, since 1967, has been a partner of Yturri Rose LLP of Ontario, Oregon, one of the Company's Oregon counsel.

MELVIN C. CLAPP Director since 1981
Retired

    Mr. Clapp, 66, was Chairman and Chief Executive Officer of the Company from December 1988 until he retired February 1, 1995. From August 1981 to
December 1988 he was Executive Vice President. Mr. Clapp joined the Company in 1956 and held positions in district management until moving to the general office in 1969.

THOMAS E. CRONIN Director since 1996
President
Whitman College

    Dr. Cronin, 59, has served as President of Whitman College since the summer of 1993. Prior to that, he held the McHugh Professorship of American Institutions and Leadership at the Colorado College in Colorado Springs. In 1991, he served as acting President of the Colorado College. He is the author or co-author of ten books on American Government.

DAVID A. EDERER Director since 1991
Partner
Ederer Investment Company

    Mr. Ederer, 56, has been the managing partner since 1974 in Ederer Investment Company, which invests in privately owned West Coast companies. Since 1978 he has been the owner or part owner and officer of several privately owned manufacturing and property management companies.

HOWARD L. HUBBARD Director since 1981
Retired

    Mr. Hubbard, 68, was President and a director of Washington Federal Savings Bank in Hillsboro, Oregon from April 1982 until he retired in December 1991. From 1975 to 1982 Mr. Hubbard was President and a director of Equitable
Savings & Loan Association, Portland, Oregon.

W. BRIAN MATSUYAMA Director since 1988
Chairman, President and Chief Executive Officer
Cascade Natural Gas Corporation

    Mr. Matsuyama, 53, Chairman and Chief Executive Officer since February 1, 1995, was also appointed President on October 1, 1998, an office he previously held from 1988 to 1995. From 1987 to 1988, he was Vice President and General Counsel of the Company. Prior to 1987, he was a member of the law firm of Jones Grey & Bayley, P.S., Seattle, Washington, with his principal client representation being on behalf of the Company.

LARRY L. PINNT Director since 1995
Retired

    Mr. Pinnt, 64, was Chief Financial Officer of US WEST Communications, Inc. from 1979 until he retired in September 1989. Mr. Pinnt currently serves on the Board of Trustees of the following publicly held mutual fund trusts: SAFECO Common Stock Trust, SAFECO Tax-Exempt Bond Trust, SAFECO Money Market Trust, SAFECO Resource Series Trust, and SAFECO Institutional Series Trust.

BROOKS G. RAGEN Director since 1984
Chairman
Manzanita Capital Inc. Financial Services

    Mr. Ragen, 66, is Chairman of Manzanita Capital Inc., a financial services firm. He was a Director of Ragen MacKenzie Incorporated, an investment banking firm headquartered in Seattle, Washington from 1986 to 1998. From 1988 until 1996 he served as Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated. From 1987 to 1988 he was President of Cable, Howse & Ragen, the predecessor to Ragen MacKenzie Incorporated and was Managing Partner of Cable, Howse & Ragen from 1982 to 1987.

MARY A. WILLIAMS Director since 1983
Retired

    Mrs. Williams, 65, has been retired since 1996. From 1983 to 1996 she was a consultant. She was a Vice President of Seattle Trust & Savings Bank from 1977 to 1983.

                          BOARD AND COMMITTEE MEETINGS

    The Board of Directors met five times during the fiscal year ended September 30, 1999. The Executive Committee of the Board met three times during the fiscal year ended September 30, 1999. Each Director standing for election attended all of the meetings of the Board and committees on which he or she served during fiscal 1999.

    The Board has established an Executive Committee, an Audit Committee, a Nominating and Compensation Committee, a Long Range Planning Committee and a Pension Committee, whose members are as follows:

                                                      NOMINATING
EXECUTIVE                        AUDIT               COMPENSATION            PENSION           LONG RANGE PLANNING
---------                ---------------------   --------------------   ------------------   -----------------------
W. Brian Matsuyama, Ch.  Mary A. Williams, Ch.   Brooks G. Ragen, Ch.   M. C. Clapp, Ch.     W. Brian Matsuyama, Ch.
M. C. Clapp              Thomas E. Cronin        Carl Burnham, Jr.      Thomas E. Cronin     Carl Burnham, Jr.
David A. Ederer          Larry L. Pinnt          David A. Ederer        Howard L. Hubbard    M. C. Clapp
Brooks G. Ragen          Brooks G. Ragen         Mary A. Williams       Larry L. Pinnt       Howard L. Hubbard
Mary A. Williams                                                                             Brooks G. Ragen

    The Audit Committee, which met four times during the fiscal year ended September 30, 1999, recommends the engagement of the Company's independent accountants, reviews with the independent accountants the plan for and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and reviews the adequacy of the Company's system of internal accounting controls.

    The Nominating and Compensation Committee, which held two meetings during the fiscal year ended September 30, 1999, is responsible for recommending candidates for seats on the Board of Directors, as well as recommending compensation for officers and directors. The Committee will consider nominees for director recommended by Shareholders for the 2001 Annual Meeting if the nominations are received at the Company's executive offices by August 17, 2000; provided that such nominations are accompanied by a description of the nominee's qualifications, relevant biographical information and the nominee's consent to be nominated and to serve if elected.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership, as of November 24, 1999, of the Company's Common Stock by (a) each director, the Chief Executive Officer and the other four most highly paid executive officers of the Company and (b) all current directors and executive officers as a group. None of such persons owned any of the Company's outstanding preferred shares at that date. The Company is not aware of any beneficial owner of 5% or more of the Common Stock. Except as otherwise indicated in the table, the Company believes the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

                                                            SHARES      PERCENTAGE
                                                         BENEFICIALLY   OF COMMON
DIRECTORS AND EXECUTIVE OFFICERS                           OWNED(1)       STOCK
--------------------------------                         ------------   ----------
Larry E. Anderson......................................      1,874         *
Carl Burnham, Jr.......................................      8,156         *
Melvin C. Clapp........................................     19,037         *
Thomas E. Cronin.......................................      2,067         *
David A. Ederer........................................     30,491(2)      *
Howard L. Hubbard......................................     26,500         *
W. Brian Matsuyama.....................................     16,031         *
King C. Oberg..........................................        969         *
Larry L. Pinnt.........................................      5,480         *
Brooks G. Ragen........................................      6,186(2)      *
Jon T. Stoltz..........................................      3,523         *
J. D. Wessling.........................................      2,040         *
Mary A. Williams.......................................      8,598         *
All directors and executive officers as a group
  (15 persons).........................................    130,952         1.19%

------------------------

*   Less than one percent.

(1) The amounts include shares held in the Company's Employee Retirement Savings Plan and Trust (the 401K Plan). The share numbers are shown in the following table:

                                                          SHARES HELD
NAME                                                      IN 401K PLAN
----                                                      ------------
W. Brian Matsuyama......................................     5,221
Jon T. Stoltz...........................................     3,016
J.D. Wessling...........................................     2,040
King C. Oberg...........................................       969
Larry E. Anderson.......................................     1,874

(2) Includes shares awarded under the 1991 Director Stock Award Plan to Messrs. Ederer and Ragen of 3,074 and 941 shares, respectively, including reinvested dividends, as to which receipt has been deferred until they are no longer directors.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, holders of more than 10 percent of the Common Stock and directors and certain officers of the Company are required to file reports ("Section 16(a) Statements") of beneficial ownership of Common Stock and changes in such ownership with the Securities and Exchange Commission. The Company is required to identify in its proxy statements those persons who, to the Company's knowledge, were required to file
Section 16(a) Statements and did not do so on a timely basis. Based solely on a review of copies of Section 16(a) Statements furnished to the

Company during and with respect to its most recent fiscal year and on written representations from reporting persons, the Company believes that each person who at any time during the most recent fiscal year was a reporting person filed all required Section 16(a) Statements on a timely basis.

              REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE
                              TO THE SHAREHOLDERS

    The Nominating and Compensation Committee of the Board of Directors is responsible for reviewing the compensation levels for all officers of the Company and making recommendations to the Board concerning officer salary levels. The Committee is composed of four independent non-employee directors.

    The Committee's review includes an assessment of the overall stewardship of the Company and the officers' ability to achieve a reasonable net income under a variety of conditions. In arriving at its recommendations regarding officer compensation levels, the Committee applies policies and principles which are essentially subjective in nature, rather than embodying specific criteria. Such policies and principles may be summarized as follows: Officer compensation should be comparable with compensation paid to officers of like companies, and particularly those with which the Company must compete in attracting and retaining skilled and competent individuals. Officers should also be compensated for their contributions to the performance of the Company. In evaluating performance, the Committee considers net income and factors affecting net income. In a regulated energy business, factors such as weather, interest rates and regulatory requirements have a significant influence on net income but are generally outside the control of management. The Committee also considers progress toward achieving corporate goals.

    At the outset of fiscal 1999, the Company's officers (including W. Brian Matsuyama, Chairman, President, and CEO) voluntarily declined increases in base salary as a way of demonstrating their commitment to achieving the Company's financial goals. The Committee approved and the Board granted incentive stock options to officers of the Company in January 1999. These options directly align the interests of key employees with those of shareholders in increasing shareholder value. In arriving at the specific grant to Mr. Matsuyama, the Committee considered his contributions to the direction and performance of the Company and overall effectiveness in areas critical to the Company's success, such as factors enhancing shareholder value, affecting net income, dealing with the demands of rapid growth, and attaining corporate goals. Grants to other named executives for fiscal 1999 were also based on the considerations described above.

    The Committee recommended and the Board approved an incentive compensation program for fiscal 1999 that applied to officers and certain other employees. It provided for cash payments to participating employees, based on their base salaries, upon achievement of certain target levels of pre-tax earnings.

    The Committee anticipates recommending expanded use of stock options and/or other forms of incentive compensation for officers and other employees in the future as part of a program to better align employee and shareholder interests.

    Due to the Company's compensation structure, the Committee has not deemed it necessary thus far to adopt a policy regarding the deductibility of certain executive compensation under federal tax laws.

                                          Brooks G. Ragen, Chairman
                                          Carl Burnham, Jr.
                                          David A. Ederer
                                          Mary A. Williams

                            STOCK PERFORMANCE GRAPH

    The following graph compares the total cumulative returns to investors in the Company's Common Stock, the Edward Jones Natural Gas Distribution Index, the Standard & Poors 500 Utility Index and the Standard & Poors 500 Index for the period from October 1, 1994 through September 30, 1999. The graph assumes that $10,000 was invested on September 30, 1994, in the Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The total returns for the 31 companies (of which the Company is one) included in the Edward Jones Natural Gas Distribution Index have been weighted by their respective market capitalizations.

 CASCADE NATURAL GAS CORPORATION, EDWARD JONES NATURAL GAS DISTRIBUTION INDEX,
        S&P 500 UTILITY INDEX, AND S&P 500 INDEX, (DIVIDENDS REINVESTED)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

STOCK PERFORMANCE      CASCADE         EDWARD JONES     S&P 500 UTILITY INDEX  S&P 500 INDEX
                       NATURAL         NATURAL GAS
                   GAS CORPORATION  DISTRIBUTION INDEX
9/94                       $10,000             $10,000                $10,000        $10,000
9/95                       $10,985             $11,336                $12,758        $12,971
9/96                       $12,764             $13,728                $13,715        $15,605
9/97                       $13,849             $16,212                $15,690        $21,909
9/98                       $14,486             $18,239                $20,397        $23,903
9/99                       $16,630             $19,479                $20,152        $30,547

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the periods indicated.

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                       ANNUAL COMPENSATION     SECURITIES
                                YEARS OF    FISCAL    ---------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     SERVICE      YEAR     SALARY(A)   BONUS(B)     OPTIONS(#)    COMPENSATION(C)
---------------------------     --------   --------   ---------   ---------   ------------   ---------------
W. Brian Matsuyama............     12       1999      $219,020    $8,688.23      16,000          $ 7506
  Chairman, President and                   1998       212,370                                    7,401
  Chief Executive Officer                   1997       206,670                                    6,565

Jon T. Stoltz.................     25       1999      $149,762    $5,699.46       4,000          $3,734
  Senior Vice President                     1998       120,960                                        0
  Regulatory & Consumer                     1997       117,720                                        0
  Affairs

J.D. Wessling.................     5        1999      $140,411    $5,451.36       4,000          $6,267
  Senior Vice President                     1998       113,790                                    5,121
  Finance & Chief                           1997       109,140                                    4,513
  Financial Officer

King C. Oberg.................     10       1999      $117,547    $4,563.68       4,000          $3,518
  Vice President                            1998       110,490                                    3,315
  Gas Supply                                1997       107,520                                    2,960

Larry E. Anderson.............     25       1999      $117,698    $4,569.56       4,000          $  900
  Vice President Operations                 1998       109,620                                      900
                                            1997       106,020                                      825

------------------------

(a) In November 1998, the Company discontinued a program of providing company cars to officers and other executives. Affected officers and employees received salary increases that partially offset the loss of the benefit represented by the discontinued program. All affected employees supported the discontinuance as a measure to achieve earnings targets. The change resulted in a net savings of $75,000 Company-wide in fiscal 1999.

    Officers voluntarily declined to participate in normal base salary increases in fiscal 1999 as a way to demonstrate their commitment to achieving the Company's financial goals. Comparisons of fiscal 1999 and fiscal 1998 salary levels are affected by increases granted in the middle of fiscal 1998.

    Mr. Wessling received a salary increase in April, 1999 in conjunction with a promotion. Mr. Stoltz received a salary increase in April, 1999 in conjunction with assuming increased responsibilities.

(b) An incentive compensation program was established for fiscal 1999 that provided for cash payments to participating employees, based on their base salaries, upon achievement of certain target levels of pre-tax earnings. Twenty percent of earnings exceeding the target went into the bonus pool for incentive compensation. The program resulted in payment of 3.88% of eligible pay to participating employees.

(c) Amounts in this column represent the Company's matching contribution to the 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted in 1999 to the executive officers listed in the Summary Compensation Table.

                                                INDIVIDUAL GRANTS(1)
                           ---------------------------------------------------------------
                                         PERCENT OF
                           NUMBER OF       TOTAL
                           SECURITIES     OPTIONS
                           UNDERLYING    GRANTED TO    EXERCISE                 GRANT DATE
                            OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION    PRESENT
NAME                        GRANTED     FISCAL YEAR    ($/SHARE)      DATE       VALUE(2)
----                       ----------   ------------   ---------   ----------   ----------
W. Brian Matsuyama.......    16,000         42           16.50       1/28/04      $38,880
Jon T. Stoltz............     4,000         10.5         16.50       1/28/04      $ 9,720
J.D. Wessling............     4,000         10.5         16.50       1/28/04      $ 9,720
King C. Oberg............     4,000         10.5         16.50       1/28/04      $ 9,720
Larry E. Anderson........     4,000         10.5         16.50       1/28/04      $ 9,720

------------------------

(1) The options become exercisable in 33 1/3% increments over three years as long as the officer is still employed by the Company with certain exceptions in the case of death, disability or retirement.

(2) In accordance with SEC rules, the Company chose the Black-Scholes option pricing model to estimate the present value of the options on the grant date. The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. All stock option valuation models require certain assumptions to be made. The following assumptions were made for the purposes of calculating the present value of the options listed above: volatility at 21%, dividend yield at 4.52%, an expected time of exercise of 4 years following the grant date and a risk-free interest rate of 4.60%. The ultimate value of the options in this table depends upon the actual performance of the Common Stock underlying these options during the applicable period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES(A)

                                                NUMBER OF SHARES       VALUE OF
                                                   UNDERLYING         UNEXERCISED
                                                  UNEXERCISED        IN-THE-MONEY
                                                   OPTIONS AT      OPTIONS AT FISCAL
                                                  YEAR-END(#)         YEAR-END(B)
                                                ----------------   -----------------
                                                  EXERCISABLE/       EXERCISABLE/
NAME                                             UNEXERCISABLE       UNEXERCISABLE
----                                            ----------------   -----------------
W. Brian Matsuyama............................            0                   0
                                                     16,000             $22,000
Jon T. Stoltz.................................            0                   0
                                                      4,000             $ 5,500
J.D. Wessling.................................            0                   0
                                                      4,000             $ 5,500
King C. Oberg.................................            0                   0
                                                      4,000             $ 5,500
Larry E. Anderson.............................            0                   0
                                                      4,000             $ 5,500

------------------------

(a) The named executive officers did not exercise any options during fiscal
    1999.

(b) Calculated based on the difference between the closing sale price of the Common Stock, $17.875, reported on the New York Stock Exchange on September 30, 1999, and the aggregate exercise price of the unexercised options.

                                RETIREMENT PLAN

    Effective January 1, 1962, the Company adopted a noncontributory retirement plan for its employees. To be eligible for participation in the plan, an employee must have one year of service and be at least 21 years of age. Each participant's benefits are fully vested after 5 years of employment. The level of benefits is determined by a formula, described below, related to average monthly earnings over certain time periods and to years of service. Covered earnings are straight salary or hourly compensation, plus 75% of commissions or, for hourly employees, plus 30% of overtime pay. With respect to the executive officers named in the summary compensation table above, covered compensation levels are slightly less than, but at least 90% of, the amounts shown under "Salary" in such table. Benefits are not subject to reduction for Social Security or any other benefits. Accruals to the plan are computed on an actuarial basis and aggregated $1,949,000 for all participants for the fiscal year ended September 30, 1999.

    The amount of the monthly past service benefit under the plan is equal to 1.5% of the participant's average monthly earnings for the five-year period ended December 31, 1994 (December 31, 1998 for employees subject to collective bargaining), multiplied by the participant's years of service before 1995. The benefit for each year of future service after 1994 (1998 for employees subject to collective bargaining) is 2% of monthly compensation in lieu of the previous 1.5%. The Company from time to time has updated the average monthly earnings used to compute the benefit, and the plan may be similarly amended in the future.

                 EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN

    Effective July 1, 1983, the Company adopted a plan to provide executive officers, including those listed in the summary compensation table above, with retirement, death and disability benefits supplementing the coverage payable under the Company's retirement plan. This plan was established to enable the Company to attract and retain highly competent persons in key executive positions. The supplemental plan is designed so that each participant will receive retirement plan payments, primary Social Security benefits and supplemental plan payments each year equal, in the aggregate, to 70% of the participant's highest annual salary during any of the five years preceding the participant's retirement. Accruals for the plan are computed on an actuarial basis and totaled $109,000 for the 1999 fiscal year.

    The plan also contains provisions for early retirement and total and permanent disability. The Board of Directors may approve early retirement under the plan without the normally required reduction in the amount of the supplemental benefit. Participants whose age and number of years of service, when added together, equal at least 90 are automatically eligible for early retirement benefits without reduction.

    If a participant dies before receiving 120 monthly payments from the plan, the participant's designated beneficiaries will receive the remaining balance of the 120 payments. The monthly payment is the amount the participant was receiving or was entitled to receive before death, or, if the participant was employed by the Company at death and the result would be larger, a monthly amount ranging from $4,000 to $12,000, depending on the officer. This monthly death benefit is reduced by any monthly benefit payable to the participant's surviving spouse. The surviving spouse is entitled to a monthly benefit for life equal to one-half the benefit to which the participant was entitled before death.

    The plan determines vesting based on years of participation that are measured from the date an employee becomes a participant, and provides for partial vesting on a stepped basis, with full vesting based on age and years of employment. An executive becomes fully vested when he or she reaches age 55 and has completed five years of participation under the plan or seventeen years of employment with the Company, upon death, or upon a change in control of the Company (as defined). The plan also provides for severance benefits that would otherwise be payable under the employment agreements (described below) following a change in control of the Company.

    The following table illustrates the estimated combined annual benefits that would be received under the Company's Retirement Plan and the Executive Supplemental Retirement Income Plan for the executives named in the summary compensation table above, assuming that annual salaries increase at the annual rate of 5% until retirement and that they retire at age 65. Amounts shown have been reduced by the estimated amount of Social Security benefits.

                                                     PRESENT    ESTIMATED COMBINED
NAME                                                   AGE        ANNUAL BENEFIT
----                                                 --------   ------------------
W. Brian Matsuyama.................................     53           $261,000
Jon T. Stoltz......................................     53           $172,000
J. D. Wessling.....................................     56           $136,000
King C. Oberg......................................     58           $ 96,000
Larry E. Anderson..................................     51           $143,000

                             EMPLOYMENT AGREEMENTS

    The Company has employment agreements with seven of the Company's executive officers, including the persons named in the summary compensation table above. The purpose of the agreements is to assure that key management personnel will continue to function effectively and without distraction if uncertainties regarding the future control of the Company should arise. Upon a change in control of the Company or during the pendency of certain offers for a change in control, as these terms are defined in the agreements, each such officer is entitled to receive the severance benefits described below if the Company terminates the officer's employment other than for cause as defined in the agreements. In addition, for a period of three years after a change in control of the Company, the officer shall be entitled to receive severance benefits if the Company terminates the officer's employment other than for cause or if the officer terminates his or her employment with good reason. The payments on severance are equal to three times the officer's base salary and incentive compensation at the time the change in control occurs, but are reduced to the extent required to avoid subjecting the payments to penalty taxes on excess parachute payments. In addition, the employee is entitled to continue to participate in health, life, and disability plans in which the officer could participate when employment terminated. The entitlement to severance payments terminates upon the vesting of the officer's benefits under the Executive Supplemental Retirement Income Plan. Severance payments will be made under the Executive Supplemental Retirement Income Plan, rather than under the employment agreements.

    Each agreement is automatically extended one year on December 31 of each year unless by 30 days' notice prior to year-end either party elects not to extend the term. The term of the agreements is extended automatically for a period of three years upon a change in control of the Company. Notwithstanding the foregoing, each agreement terminates if the employment of the officer who is a party is terminated before a change in control occurs and while there is no offer pending for a change in control.

                           SUPPLEMENTAL BENEFIT TRUST

    Although not obligated to do so, the Company has established a trust to fund some of the benefits which may be payable under the Executive Supplemental Retirement Income Plan. The trust also funds severance benefits which may be payable under the above described employment agreements with certain executives.

    The Company is obligated to pay any benefits not paid out of the trust. In the event of certain events, including a change in control, as defined, the Company may be obligated to fund the trust with additional amounts for some or all of the following purposes: to permit payment of benefits from the supplemental plan and the employment agreements due in the following 12 months; to fund separate subtrusts for legal expenses (including certain legal expenses incurred to enforce the Company's obligation to make required contributions to the trust); and to permit payment of insurance premiums and policy loan interest.

                             DIRECTOR COMPENSATION

    For the fiscal year ended September 30, 1999, the Company paid each non-employee director an annual stipend of $5,000 as well as a fee of $500 for each Board or Committee meeting attended, except that the Committee fee was $250 if the meeting was held on the same day as a Board meeting. Employee directors receive no additional compensation for serving as directors. Each non-employee director was also entitled to receive 300 shares of the Company's Common Stock for service in fiscal 1999 pursuant to the 1991 Director Stock Award Plan. Pursuant to the plan, each non-employee director may elect to defer receipt of his or her shares until he or she is no longer a member of the Board of Directors; Mr. Ederer so elected for 1999. Pursuant to a policy adopted by the Board of Directors in 1995, each non-employee director is to use his or her annual stipend to purchase the Company's Common Stock.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, Messrs. Burnham, Ederer and Ragen and Mrs. Williams served on the Nominating and Compensation Committee.

    Carl Burnham, Jr., a director, is a partner in the law firm of Yturri Rose LLP, one of the Company's Oregon counsel, which firm received $1,807 in 1999 for legal services to the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected the firm of Deloitte & Touche LLP as its principal independent public accountants for the current year. Deloitte & Touche LLP and its predecessor Touche Ross & Co. has served as the Company's principal independent accountant since 1953. It is anticipated that representatives of Deloitte & Touche LLP will be present at the annual meeting. They will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from the Shareholders.

                            SOLICITATION OF PROXIES

    The solicitation of proxies will be principally by use of the mails. In following up the original mail solicitation, the Company will arrange with banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy, proxy statement and annual report to persons for whom they hold stock of the Company and to request authority for the execution of proxies. In such cases, the Company will reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses incurred in connection therewith. The entire cost of soliciting proxies will be borne by the Company. The Company may also use its regular employees to solicit proxies from Shareholders either personally or by telephone or letter without additional compensation.

                                 ANNUAL REPORT

    The Company's annual report for the fiscal year ended September 30, 1999 is enclosed. The report presents information for fiscal years 1999, 1998 and 1997.

                             SHAREHOLDER PROPOSALS

    Proposals of Shareholders must be received by the Company by August 17, 2000, in order to be included in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders.

RIDER 13-A

    For any proposal that is not submitted for inclusion in next year's proxy materials, but instead is sought to be presented directly at the 2001 Annual Meeting, the persons named as proxies for that meeting will have discretionary authority to vote on any such matter if the Company: (1) receives notice of the proposal before the close of business on November 1, 2000, and advises shareholders in the 2001 proxy materials about the nature of the matter and how the proxies intend to vote on such matter; or (2) has not received notice of the proposal by the close of business on November 1, 2000. Notices of intention to present proposals at the 2001 Annual Meeting should be forwarded to the Corporate Secretary at the address listed above.

                                 OTHER MATTERS

    The Company does not know of any matters to come before the meeting, other than those set forth in this proxy statement. If any further business is presented to the meeting, the holders of the proxies solicited hereby will vote on behalf of the Shareholders they represent in their discretion.

                                          By Order of the Board of Directors

                                          LARRY C. ROSOK
                                          CORPORATE SECRETARY

Seattle, Washington
December 3, 1999

CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North
Seattle, Washington 98109

                                                        W.B. MATSUYAMA
                                                   CHAIRMAN, PRESIDENT & CEO
                                                CASCADE NATURAL GAS CORPORATION

Dear Shareholders:

It is my pleasure to invite you to the Annual Meeting of Shareholders of Cascade Natural Gas Corporation. The meeting will be held at 1:30 p.m. on Thursday, January 27, 2000 at the offices of the Corporation, 230 Fairview Avenue North, Seattle, Washington. Limited parking is available at our 222 Fairview Avenue North building, next door to the meeting location.

A map is printed on the reverse side of this form to assist you in locating our office and the available parking areas.

The Notice of the meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes election of Directors, and any other business to properly come before the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person, and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the attached proxy card as soon as possible.

                                        Sincerely,

                                        /s/ W. Brian Matsuyama
December 3, 1999                        ---------------------------------
                                        W. Brian Matsuyama

                             DETACH PROXY CARD HERE
-------------------------------------------------------------------------------
     _____
     _____

1. Election of Directors      FOR all nominees     WITHHOLD AUTHORITY to vote        *EXCEPTIONS
                              listed below         for all nominees listed below

Nominees: C. Burnham, Jr., M. C. Clapp, T. E. Cronin, D.A. Ederer, H. L. Hubbard, W. B. Matsuyama,
L. L. Pinnt, B. G. Ragen, and M. A. Williams

*(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX
AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

                                                  CHANGE OF ADDRESS AND
                                                  OR COMMENTS MARK HERE

                                        Please Read Other Side Before Signing.

                                        Sign exactly as name appears hereon.
                                        Attorneys-in-fact, executors, trustees,
                                        guardians, corporate officers, etc.
                                        should give full title. If shares are
                                        held jointly, each holder should sign.


                                        Dated _________________________________

                                        _______________________________________
                                                      Signature

                                        _______________________________________
                                                      Signature

               PLEASE DETACH HERE
YOU MUST DETACH THIS PORTION OF THE PROXY CARD
 BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

                                   [MAP]


                       CASCADE NATURAL GAS CORPORATION
            222 FAIRVIEW AVENUE NORTH, SEATTLE, WASHINGTON 98109

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry C. Rosok and W. Brian Matsuyama, and each or any of them proxies for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Common Shareholders of Cascade Natural Gas Corporation, 230 Fairview Avenue North, Seattle, Washington, of Thursday, January 27, 2000, and at any adjournments thereof, upon the matters more fully set forth in the accompanying Notice of Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

                                        CASCADE NATURAL GAS CORPORATION
                                        P.O. BOX 11297
                                        NEW YORK, N.Y. 10203-0297